Exhibit 4.6

TRANSCEPT PHARMACEUTICALS, INC.

TERMINATION AGREEMENT

This Termination Agreement (this “Agreement”) is entered into as of January 26, 2009 by and between Transcept Pharmaceuticals, Inc. (the “Company”) and the undersigned holders (the “Stockholders”) of shares of Preferred Stock of the Company.

R E C I T A L S

WHEREAS, the Company and the Stockholders are parties to that certain Amended and Restated Investor Rights Agreement dated as of February 27, 2007 (the “Rights Agreement”), that certain Amended and Restated Voting Agreement dated as of February 27, 2007 (the “Voting Agreement”) and that certain Amended and Restated Right of First Refusal and Co-Sale Agreement dated as of February 27, 2007 (the “First Refusal Agreement”) (the Rights Agreement, Voting Agreement and First Refusal Agreement collectively, the “Financing Agreements”)

WHEREAS, pursuant to the terms of the Financing Agreements, the Stockholders may amend or terminate the Financing Agreements; and

WHEREAS, in order to facilitate the merger of the Company with and into a wholly-owned subsidiary of Novacea, Inc. (the “Merger”), the Stockholders desire to (i) terminate Section 2 of the Rights Agreement and (ii) terminate each of the Voting Agreement and the First Refusal Agreement in its entirety, contingent upon the closing of the Merger.

A G R E E M E N T

NOW, THEREFORE, in consideration of the foregoing, the parties hereto acknowledge and agree, on behalf of all parties to the Financing Agreements, to the following:

1. Termination of Section 2 of Rights Agreement. The Stockholders hereby elect to terminate Section 2 of the Rights Agreement, contingent upon and effective as of immediately prior to the closing of the Merger.

2. Termination of Voting Agreement and First Refusal Agreement. The Stockholders hereby elect to terminate each of the Voting Agreement and the First Refusal Agreement in its entirety, contingent upon and effective as of immediately prior to the closing of the Merger.

3. General Provisions.

(a) Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and the Stockholders with respect to the subject matter hereof, and supersedes any prior oral or written agreement between the Company and the Stockholders.

(b) Governing Law. This Agreement shall be governed by the laws of the State of California, excluding the conflicts of laws provisions thereof.

(c) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns and each Stockholder and such Stockholder’s heirs, executors, administrators, successors and assigns.

(d) Severability. If any provision, or provisions, of this Agreement is determined by any court to contravene or be invalid under applicable law, such contravention or invalidity shall not invalidate the whole Agreement, but the court shall construe this Agreement as not containing the particular provision or provisions held to be invalid and as instead containing a provision or provisions that most closely achieve the intent of this Agreement as expressed herein and are valid under applicable law, and the rights and obligations of the Company and Stockholders shall be construed and enforced accordingly.

(e) Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the Company and the undersigned Stockholders have executed this Termination Agreement as of the date first written above.

“Company”

TRANSCEPT PHARMACEUTICALS, INC.

By:	/s/ Glenn A. Oclassen

Name:	Glenn A. Oclassen

Title:	CEO/ President

STOCKHOLDER

NEW ENTERPRISE ASSOCIATES 12, LIMITED PARTNERSHIP

By:	NEA Partners 12, Limited Partnership
By:	NEA 12 GP, LLC

By:	/s/ C.W. Newhall III
Manager

NEA VENTURES 2007, LIMITED PARTNERSHIP

By:	/s/ Pamela J. Clark
its vice president

[Signature Page to Transcept Termination Agreement]

STOCKHOLDER

MONTREUX EQUITY PARTNERS II SBIC, L.P.

By:	Montreux Equity Management II SBIC, LLC, its General Partner

By:	/s/ Daniel K. Turner III
Daniel K. Turner III, Managing Member

MONTREUX EQUITY PARTNERS III SBIC, L.P.

By:	Montreux Equity Management III SBIC, LLC, its General Partner

By:	/s/ Daniel K. Turner III
Daniel K. Turner III, Managing Member

MONTREUX IV ASSOCIATES, LLC

By:	Montreux Equity Management IV, LLC, its General Partner

By:	/s/ Daniel K. Turner III
Daniel K. Turner III, Managing Member

[Signature Page to Transcept Termination Agreement]

STOCKHOLDER

HAMILTON BIOVENTURES, L.P.

By:	Hamilton BioVenture Partners, LLC
Its:	General Partner

By:	/s/ Richard Crosby
Richard Crosby, Managing Director

HAMILTON APEX TECHNOLOGY VENTURES, L.P.

By:	/s/ Richard Crosby
Richard Crosby, Managing Director

[Signature Page to Transcept Termination Agreement]

STOCKHOLDER

NEW LEAF VENTURES I, L.P.

By:	New Leaf Venture Management I, L.P.
Its:	General Partner

By:	New Leaf Venture Management I, L.L.C.
Its:	General Partner

	By:	/s/ Kathleen D. LaPorte
Kathleen D. LaPorte
Managing Director

[Signature Page to Transcept Termination Agreement]

STOCKHOLDER

INTERWEST PARTNERS IX, L.P.

By:	InterWest Management Partners IX, LLC
Its:	General Partner

By:	/s/ Chris Ehrlich
Chris Ehrlich, Venture Member

[Signature Page to Transcept Termination Agreement]

STOCKHOLDER

THOMAS P. SOLOWAY REVOCABLE FAMILY TRUST

By:	/s/ Thomas P. Soloway
Thomas P. Soloway, Trustee

[Signature Page to Transcept Termination Agreement]

STOCKHOLDER

THE NIKHILESH & NIKKI SINGH REVOCABLE TRUST

By:	/s/ Nikhilesh Singh
Nikhilesh Singh, Trustee

[Signature Page to Transcept Termination Agreement]

STOCKHOLDER

/s/ Glenn A. Oclassen Sr.
Glenn A. Oclassen Sr.

[Signature Page to Transcept Termination Agreement]

STOCKHOLDER

/s/ Constance Oclassen
Constance Oclassen

[Signature Page to Transcept Termination Agreement]